UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 17, 2013

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Technology Drive
San Jose, CA 95110
(Address of principal executive offices, including zip code)

(408) 441-0311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2014 Long-Term Performance-Based Incentive Plan

On December 17, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Atmel Corporation (“Atmel” or the “Company”) approved the Atmel 2014 Long-Term Performance-Based Incentive Plan (the “2014 Plan”) to be administered under the Company’s 2005 Stock Plan. The performance period under the Company’s current long-term performance-based incentive plan, adopted in 2011 (the “2011 Plan”), ends on December 31, 2013 and covers the three-year period from 2011 to 2013.

General Terms. The 2014 Plan provides for the grant of restricted stock units to Company participants. Performance metrics for the 2014 Plan are based principally on corporate level and business unit non-GAAP semiconductor gross margin metrics, calculated at the end of each 2014 calendar quarter. Performance metrics generally may be achieved at the end of any 2014 calendar quarter and the performance-based shares underlying those performance metrics may be credited to participants once the underlying performance metric has been achieved, subject to an adjustment at the end of the performance period as described below. Vesting of restricted stock units under the 2014 Plan is expected to commence, assuming achievement of the underlying performance metrics, in the first calendar quarter of 2015.

Performance Metrics. The 2014 Plan establishes performance metrics for the Company and each business unit based on non-GAAP semiconductor gross margin calculated at the end of each 2014 calendar quarter (other than the Company’s XSense business unit for which the performance metric will be based on 2014 cumulative calendar year revenue, as the Committee determined that a revenue-based performance metric was more appropriate for an early stage technology business such as XSense). For the Company’s Chief Executive Officer, and other corporate level participants that do not manage a specific business unit, performance-based awards will be earned based entirely on the achievement of corporate level, consolidated, non-GAAP semiconductor gross margin metrics. For business unit participants, 25% of their performance-based awards will be based on the achievement of corporate level, consolidated non-GAAP semiconductor gross margin metrics and 75% of their performance-based awards will be based on the achievement of business unit specific non-GAAP semiconductor gross margin metrics. An additional multiplier may be applied to the Company’s touch business unit based on market share gains.

On a consolidated basis at the corporate level, the Committee has established:

•
a “threshold” non-GAAP semiconductor gross margin metric of 46%, which, if achieved at the end of any 2014 calendar quarter (without cumulation or duplication from any prior calendar quarter), will result, subject to the qualifications discussed below, in a participant being credited with 25% of the performance-based shares awarded to that participant;

•
a “target” non-GAAP semiconductor gross margin metric of 49%, which, if achieved at the end of any 2014 calendar quarter (without cumulation or duplication from any prior calendar quarter), will result, subject to the qualifications discussed below, in a participant being credited with 100% of the performance-based shares awarded to that participant; and

•
a “maximum” non-GAAP semiconductor gross margin metric of 54%, which, if achieved at the end of any 2014 calendar quarter (without cumulation or duplication from any prior calendar quarter), will result, subject to the qualifications discussed below, in a participant being credited with 300% of the performance-based shares awarded to that participant.

For business unit participants (other than XSense as noted), the Committee has established: “threshold” non-GAAP semiconductor gross margin percentages generally ranging from the high 30s to the high 60s; “target” non-GAAP semiconductor gross margin percentages generally ranging from the low 40s to the low 70s; and “maximum” non-GAAP semiconductor gross margin percentages generally ranging from the high 40s to the high 70s.

As noted, revenue targets have been established for the XSense business unit. Non-GAAP semiconductor gross margin metrics will be measured at the end of each calendar quarter during 2014. Performance metrics and awards are not cumulative or duplicative (the final award will be based, subject to adjustment, on the highest non-GAAP semiconductor gross margin achieved during the performance period). Performance-based shares may be credited to participants at the end of any calendar quarter if a non-GAAP semiconductor gross margin performance metric has been achieved at that quarter end. Additional performance-based shares may be credited for performance that falls between “threshold” and “target” or “target” and “maximum” metrics.

Vesting. Performance-based shares that have been credited are expected to vest, subject to the continued employment of the participant, as follows:

•	one-third in the first quarter of 2015;

•	one-third, on a quarterly basis, commencing in the first quarter of 2015 and ending by December 31, 2015; and

•	one-third, on a quarterly basis, commencing in the first quarter of 2016 and ending by December 31, 2016.

For example, if the Company achieves a corporate level non-GAAP semiconductor gross margin of 46% in the third quarter of 2014, 25% of a non-business unit participant’s performance-based awards will be credited, with 1/3 of the credited award (or 25% of the target award in that case) expected to start vesting in the first quarter of 2015, 1/3 of the credited award expected to vest quarterly from the first quarter of 2015 through the fourth quarter of 2015 and the remaining 1/3 of the credited award expected to vest quarterly from the first quarter of 2016 through the fourth quarter of 2016. If the Company achieves a corporate level non-GAAP semiconductor gross margin of 50% in the fourth quarter of 2014, 133% of the non-business unit participant’s performance-based awards will be credited, with 1/3 of the credited award (or 133% of the target award in that case) expected to start vesting in the first quarter of 2015, 1/3 of the credited award expected to vest quarterly from the first quarter of 2015 through the fourth quarter of 2015 and the remaining 1/3 of the credited award expected to vest quarterly from the first quarter of 2016 through the fourth quarter of 2016. In the event that a performance metric is achieved and the applicable non-GAAP semiconductor gross margin performance metric, in the next succeeding 2014 calendar quarter, falls more than two (2%) percent below the previously achieved performance metric, the number of performance-based shares credited to a participant will be adjusted, based on average performance over the affected quarterly periods, to reflect that reduced performance.

For participants who are included within the 2014 Plan at any time after January 1, 2014, awards will be pro-rated to reflect the actual time a participant has been an employee of, or a service provider to, the Company.

Change of Control, Death and Qualified Disability. For participants that are subject to change of control protections under their respective employment agreements, the Company’s Change of Control and Severance Plan or as otherwise determined by the Compensation Committee, in the event of any Change of Control, performance-based shares credited for calendar quarters ending prior to the Change of Control or for which it was reasonably likely that the performance criteria (at threshold, target or maximum levels) would have been satisfied on or prior to the last day of the calendar quarter ending immediately after the Change of Control occurs, based on the reasonable determination of the Compensation Committee, will vest and be released to the participant within 30 days of the Change of Control and any other performance-based shares for quarters ending after the Change of Control that have not been credited as of the Change of Control will be converted to time based shares, vesting quarterly, commencing with the first business day on the first calendar month immediately following the date of the Change of Control, until vesting fully by December 31, 2016.

For participants that are entitled to death or qualified disability benefits under their respective employment agreements, the Company’s Change of Control and Severance Plan or as otherwise determined by the Compensation Committee, in the event of a participant’s death or qualified disability, performance-based shares credited for calendar quarters ending prior to a participant’s death or qualified disability or for which it was reasonably likely that the performance criteria (at threshold, target or maximum levels) would have been satisfied on or prior to the last day of the calendar quarter ending immediately after the participant’s death or qualified disability, based on the reasonable determination of the Compensation Committee, will vest and be released to the participant (or the participant’s estate) within 30 days of the last day of the referenced calendar quarter. Any performance-based shares that do not vest upon death or qualified disability in accordance with the preceding sentence will be forfeited.

Award Agreement and Participants. An agreement will be delivered to each participant under the 2014 Plan, which shall set forth the award of restricted stock units to the participant, including any country-specific appendix with terms for non-U.S. employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation

December 20, 2013	By:	/s/ STEVE SKAGGS
Steve Skaggs
Senior Vice President and Chief Financial Officer